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                                                                    EXHIBIT 99.3

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

    I, E.R. Brooks, hereby consent to the use of my name in the Registration Statement of American Electric Power Company, Inc., to be filed with the Securities and Exchange Commission as a person named therein as about to become a director of American Electric Power Company, Inc. and the filing of this consent as an exhibit to the Registration Statement.

                                          /S/ E.R. BROOKS
                                          --------------------------------------
                                          E.R. Brooks

March 19, 1998